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                                                               Exhibit (a)(2)(i)


                                 AMENDMENT NO. 1
                    TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST
                                       OF
                                EQ ADVISORS TRUST

                  Pursuant to Article VIII, Section 4 of the Amended and Restated Agreement and Declaration of Trust of EQ Advisors Trust ("Declaration of Trust"), the Declaration of Trust is hereby amended as indicated below.

                  ARTICLE VII, SECTION 1 (COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES) which currently reads as follows:

                           The Trustees in such capacity shall be entitled to reasonable compensation from the Trust and they may fix the amount of such compensation. However, the Trust will not compensate those Trustees who are Interested Persons of the Trust, its Manager, subadvisers, distributor or Principal Underwriter. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

                  is hereby amended as follows (change is MARKED):

                           The Trustees in such capacity shall be entitled to reasonable compensation from the Trust and they may fix the amount of such compensation. However, the Trust will not compensate those Trustees who are Interested "AFFILIATED PERSONS" (AS THAT TERM IS DEFINED IN THE 1940 ACT) of the Trust, its Manager, subadvisers, distributor or Principal Underwriter. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.



                                   CERTIFICATE

         Pursuant to Article VIII, Section 4 of the Declaration of Trust, the undersigned Trustee hereby acknowledges and certifies that this Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust of EQ Advisors Trust is made in accordance with the provisions of the Amended and Restated Agreement and Declaration of Trust and is effective upon this 20th day of September, 2000.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date indicated above.


                                                 ------------------------------
                                                       Peter Noris, Trustee